Exhibit 99.1

NOAA Certifies TMC USA’s USA B Exploration License Application

•	Certification represents a key milestone in the regulatory approval process for TMC USA’s exploration license application

•	The Company’s USA B application area covers ~122,000 km2 of seafloor containing an estimated 1.02 billion tonnes of polymetallic nodules with high grades of nickel, cobalt, copper and manganese, and several rare earth elements

•	NOAA will now begin preparation of an Environmental Impact Statement (EIS) for TMC USA's planned exploration activities in the USA B area

•	The certification follows NOAA’s recent determination that TMC USA's consolidated application for an exploration license and a commercial recovery permit for the USA A area is in full compliance with the requirements of the Deep Seabed Hard Mineral Resources Act (DSHMRA) and its implementing regulations

NEW YORK, May 28, 2026 (GLOBE NEWSWIRE) -- TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), a leading developer of the world’s largest resource of critical metals essential to energy, defense, manufacturing and infrastructure, today announced that the USA B exploration license application submitted by its U.S. subsidiary, The Metals Company USA LLC (TMC USA), had been formally certified by the U.S. National Oceanic and Atmospheric Administration (NOAA).

The USA B application area covers ~122,000 km2 of seafloor and hosts an estimated 1.02 billion tonnes of polymetallic nodules based upon TMC’s Technical Report Summary for the Initial Assessment published in August 2025. In addition to the USA B exploration license application, TMC USA is also advancing a consolidated application for an exploration license and commercial recovery permit for the USA A area, which was submitted to NOAA on January 22, 2026, and later determined to be fully compliant on April 28, 2026.

Gerard Barron, CEO and Chairman of The Metals Company commented: “Today’s certification of our USA B exploration license application marks another important milestone in NOAA’s transparent, rules-based process and we look forward to the development and publication of an EIS. Exploration is a critical step to unlocking the transformative potential of the untapped nodule resource for the United States.”

Certification represents a key step in a steady cadence of expected regulatory milestones:

•	NOAA is expected to soon publish a Notice of Intent to Prepare an Environmental Impact Statement, followed by the development and then publication for public comment of a draft EIS and draft Terms, Conditions and Restrictions (TCRs) for TMC USA’s proposed exploration activities on the USA B area

•	Following the public comment period, the EIS will be finalized and NOAA will make a final determination on the issuance of the license and its associated TCRs

The Company and its partners have conducted over a decade of scientific research, environmental data collection, and offshore engineering, building one of the most comprehensive datasets ever assembled on polymetallic nodules and their surrounding ecosystems. To date, independent academics have published 37 peer-reviewed studies based upon the Company’s dataset. Earlier this year, the Company began sharing key findings from its Environmental Impact Assessment publicly as part of two new video series, highlighting how its dataset addresses environmental concerns and how innovation has reduced its environmental footprint. The exploratory activities outlined as part of TMC USA’s USA B exploration license application are expected to generate significant new data and, with all academics involved free to publish, the Company anticipates that hundreds more papers will be published over the coming months and years.

NOAA has played a central role in advancing scientific understanding of deep seabed mining impacts since the 1970s, including conducting environmental research cruises in the CCZ, monitoring early nodule collection trials, and publishing a Programmatic Environmental Impact Statement covering the CCZ in 1981. The agency issued comprehensive DSHMRA implementing regulations in 1981 (exploration licenses) and 1989 (commercial recovery permits) and has maintained an active licensing program since that time, with multiple exploration licenses renewed on a five-year basis.

About The Metals Company
The Metals Company is a developer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for energy, defense, manufacturing and infrastructure with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company has conducted more than a decade of research into the environmental and social impacts of offshore nodule collection and onshore processing. More information is available at www.metals.co.

Contacts
Media | media@metals.co
Investors | investors@metals.co

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as believes, could, expects, may, plans, possible, potential, will and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements with respect to: the Company’s strategy to pursue exploration and commercial recovery of seafloor polymetallic nodules under the U.S. regulatory regime; the anticipated publication of a Notice of Intent to Prepare an EIS, followed by the development and publication for public comment of a draft EIS and draft Terms, Conditions and Restrictions for TMC USA’s proposed exploration activities on the USA B area; the finalization of the EIS and NOAA’s final determination on whether to issue the exploration license; the estimated resource potential of the USA B area; the expectation that exploratory activities under the USA B exploration license will generate significant new scientific data and that additional peer-reviewed papers will be published based on that data; and the Company’s expectation that certification of the USA B exploration license application, together with the progression of the USA A consolidated application, advances TMC USA’s broader strategy to unlock the full potential of its U.S. nodule resource. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, NOAA’s review of the USA B exploration license application and any determinations made during that review, including with respect to the scope of any exploration license that may ultimately be granted; the outcome and timing of regulatory reviews by NOAA under DSHMRA; the ability to obtain permits from the U.S. government; changes in environmental, mining and other applicable laws and regulations; risks related to strategic partnerships and technology sharing; uncertainties relating to the accuracy of resource estimates; the outcome of any pending or future litigation; and other risks and uncertainties described in greater detail in the section entitled Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 31, 2026, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026, and in subsequent Current Reports on Form 8-K filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.